Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Abby Smith
	Intuit Inc.	Intuit Inc.
	650-944-3324	408-839-6028
	kim_watkins@intuit.com	abby_smith@intuit.com

Intuit Reports Third Quarter Results and Raises Total Company Full Year Guidance

Small Business and Self-Employed Group Revenue Grew 21 Percent; Consumer Group Revenue Reflects Unique Tax Season

MOUNTAIN VIEW, Calif. - May 23, 2023 - Intuit Inc. (Nasdaq: INTU) the global financial technology platform that makes TurboTax, Credit Karma, QuickBooks, and Mailchimp, announced financial results for the third quarter of fiscal 2023, which ended April 30.
“We are raising our total company revenue, operating income, and earnings per share guidance for the fiscal year, demonstrating the strength and resiliency of our platform and portfolio in uncertain times,” said Sasan Goodarzi, Intuit’s chief executive officer. “The benefits of our global financial technology platform are more mission-critical than ever to our customers.”
Financial Highlights
For the third quarter, Intuit:
•Grew total revenue to $6.0 billion, up 7 percent.
•Increased Small Business and Self-Employed Group revenue to $2.0 billion, up 21 percent; grew Online Ecosystem revenue to $1.5 billion, up 23 percent.
•Increased Consumer Group revenue to $3.3 billion, up 3 percent.
•Reported Credit Karma revenue of $410 million, down 12 percent.
•Reported ProTax Group revenue of $246 million, down 5 percent.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
1

Snapshot of Third-quarter Results

	GAAP			Non-GAAP
	Q3 FY23	Q3 FY22	Change	Q3 FY23	Q3 FY22	Change
Revenue	$6,018	$5,632	7%	$6,018	$5,632	7%
Operating Income	$2,778	$2,395	16%	$3,358	$2,904	16%
Earnings Per Share	$7.38	$6.28	18%	$8.92	$7.65	17%

Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

Business Segment Results
Consumer Group
Third quarter Consumer Group revenue growth reflects Intuit's expectations for the full fiscal year, including:
•A decline in total IRS returns of 2 percent, and a decline in DIY category share of nearly three quarters of a point. The company believes this was driven by taxpayers who filed in order to receive pandemic-era stimulus and tax credits during the past several years but did not file taxes this season.
•For the same reasons as above, TurboTax share of total IRS returns to decline approximately 80 basis points, total TurboTax units to decline 5 percent, and TurboTax Online paying units to decline 1 percent.
•Average revenue per return to increase approximately 12 percent, as the company expects TurboTax Live revenue to grow approximately 19 percent and TurboTax Live customers to grow approximately 13 percent.
Unless otherwise noted above, all growth rates refer to Intuit's expectations for the tax filing season through July 31, 2023 compared to the prior season through July 31, 2022.
Intuit plans to provide a TurboTax federal tax unit comparison in its fourth quarter 2023 earnings release.
2

Small Business and Self-Employed Group
•QuickBooks Online Accounting revenue grew 25 percent in the quarter, driven primarily by customer growth, higher effective prices, and mix-shift.
•Online Services revenue grew 21 percent, driven by growth in Mailchimp, QuickBooks Online payroll, and QuickBooks Online payments.
•Total international online revenue grew 12 percent on a constant currency basis.

Credit Karma
•The decline in Credit Karma revenue in the quarter was driven by headwinds in personal loans, home loans, auto loans and auto insurance, partially offset by growth in Credit Karma Money and credit cards.

Capital Allocation Summary
In the third quarter the company:
•Reported a total cash and investments balance of approximately $4.3 billion and $6.6 billion in debt as of April 30, 2023.
•Repurchased $483 million of shares, with $2.0 billion remaining on the company's share repurchase authorization.
•Received Board approval for a quarterly dividend of $0.78 per share, payable July 18, 2023. This represents a 15 percent increase compared to the same period last year.
Forward-looking Guidance
Intuit raised total company guidance for the full fiscal year 2023. The company expects:
•Revenue of $14.279 billion to $14.317 billion, growth of approximately 12 to 13 percent, up from previous guidance for growth of 10 to 12 percent.
•GAAP operating income of $3.071 billion to $3.091 billion, growth of approximately 19 to 20 percent, up from previous guidance for growth of 9 to 13 percent.
•Non-GAAP operating income of $5.441 billion to $5.461 billion, growth of approximately 21 percent, up from previous guidance for growth of 17 to 19 percent.
•GAAP diluted earnings per share of $7.78 to $7.83, growth of approximately 7 to 8 percent, up from previous guidance for a decline of approximately 5 to 1 percent.
•Non-GAAP diluted earnings per share of $14.20 to $14.25, growth of approximately 20 percent, up from previous guidance for growth of 15 to 17 percent.
3

The company also updated full fiscal year 2023 segment revenue guidance:
•Small Business and Self-Employed Group: growth of 24 percent, up from previous guidance for growth of 19 to 20 percent.
•Consumer Group: growth of 5 to 6 percent, down from previous guidance for growth of 9 to 10 percent.
•ProTax Group: growth of 2 to 3 percent, down from previous guidance for growth of 3 percent.
•Credit Karma: a decline of 11 percent, updated from previous guidance of a decline of 15 to 10 percent.
Intuit announced guidance for the fourth quarter of fiscal year 2023, which ends July 31. The company expects:
•Revenue to grow approximately 9 to 10 percent.
•GAAP loss per share of $0.34 to $0.29.
•Non-GAAP diluted earnings per share of $1.43 to $1.48.
Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. PT on May 23. The conference call can be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information
A replay of the conference call will be available for one week by calling 800-770-2030, or 609-800-9909 from international locations. The passcode is 5536655. The audio webcast will remain available on Intuit’s website for one week after the conference call.
About Intuit
Intuit is the global financial technology platform that powers prosperity for the people and communities we serve. With more than 100 million customers worldwide using TurboTax, Credit Karma, QuickBooks, and Mailchimp, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us at Intuit.com and find us on social for the latest information about Intuit and our products and services.
4

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including expectations regarding: the size, components and our share of the tax preparation software space; the timing of when individuals will file their tax returns; forecasts and timing of growth and future financial results of Intuit and its reporting segments; the impact of macroeconomic conditions on our business, segments and products; Intuit’s prospects for the business in fiscal 2023; timing and growth of revenue from current or future products and services; customer growth and average revenue per return; Intuit's corporate tax rate; the amount and timing of any future dividends or share repurchases; and the impact of acquisitions and other strategic decisions on our business; as well as all of the statements under the heading “Forward-looking Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the effects of global developments, conditions or events like inflationary pressure, the Russia-Ukraine war and the COVID-19 pandemic, which have caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons regarding this communication are cautioned not to place any undue reliance on such forward-looking statements. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with our ESG and DEI practices; risks associated with acquisition and divestiture activity, including the integration of Credit Karma and Mailchimp; the issuance of equity or incurrence of debt to fund an acquisition; cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our offerings (including the advice given by
5

experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; risks associated with climate change; changes to public policy, laws or regulations affecting our businesses; legal proceedings in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic conditions (including, without limitation, inflation); exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings.
More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2022 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Fourth-quarter and full-year fiscal 2023 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. Except as required by law, we do not undertake any duty to update any forward-looking statement or other information in this presentation.

6

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2023	April 30, 2022	April 30, 2023	April 30, 2022
Net revenue:
Product	$583	$554	$1,617	$1,476
Service and other	5,435	5,078	10,039	8,836
Total net revenue	6,018	5,632	11,656	10,312
Costs and expenses:
Cost of revenue:
Cost of product revenue	17	18	55	53
Cost of service and other revenue	924	764	2,253	1,654
Amortization of acquired technology	40	42	122	99
Selling and marketing	1,203	1,227	2,922	2,719
Research and development	604	600	1,859	1,720
General and administrative	332	465	959	1,126
Amortization of other acquired intangible assets	120	121	362	295
Total costs and expenses [A]	3,240	3,237	8,532	7,666
Operating income	2,778	2,395	3,124	2,646
Interest expense	(66)	(21)	(180)	(49)
Interest and other income (loss), net	22	(1)	50	44
Income before income taxes	2,734	2,373	2,994	2,641
Income tax provision [B]	647	579	699	519
Net income	$2,087	$1,794	$2,295	$2,122

Basic net income per share	$7.44	$6.35	$8.17	$7.60
Shares used in basic per share calculations	281	282	281	279

Diluted net income per share	$7.38	$6.28	$8.11	$7.48
Shares used in diluted per share calculations	283	286	283	284

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income for the periods shown.

	Three Months Ended		Nine Months Ended
(in millions)	April 30, 2023	April 30, 2022	April 30, 2023	April 30, 2022
Cost of revenue	$114	$40	$291	$105
Selling and marketing	96	85	310	232
Research and development	116	138	384	379
General and administrative	93	83	279	246
Total share-based compensation expense	$419	$346	$1,264	$962

[B]We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.
For the three and nine months ended April 30, 2023, we recognized excess tax benefits on share-based compensation of $17 million and $15 million, respectively, in our provision for income taxes. For the three and nine months ended April 30, 2022, we recognized excess tax benefits on share-based compensation of $26 million and $135 million, respectively, in our provision for income taxes.
Our effective tax rates for the three and nine months ended April 30, 2023 were approximately 24% and 23% respectively. Excluding discrete tax items primarily related to share-based compensation tax benefits, including those mentioned above, our effective tax rate for both periods was approximately 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
Our effective tax rates for the three and nine months ended April 30, 2022 were approximately 24% and 20%, respectively. Excluding discrete tax items primarily related to share-based compensation tax benefits, including those mentioned above, our effective tax rate for both periods was approximately 26%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$76	$270	$2,778	$—	$3,124
Amortization of acquired technology	41	41	40	—	122
Amortization of other acquired intangible assets	121	121	120	—	362
Professional fees for business combinations	2	1	1	—	4
Share-based compensation expense	422	423	419	—	1,264
Non-GAAP operating income (loss)	$662	$856	$3,358	$—	$4,876

GAAP net income (loss)	$40	$168	$2,087	$—	$2,295
Amortization of acquired technology	41	41	40	—	122
Amortization of other acquired intangible assets	121	121	120	—	362
Professional fees for business combinations	2	1	1	—	4
Share-based compensation expense	422	423	419	—	1,264
Net (gain) loss on debt securities and other investments	—	2	6	—	8
Income tax effects and adjustments [A]	(156)	(136)	(150)	—	(442)
Non-GAAP net income (loss)	$470	$620	$2,523	$—	$3,613

GAAP diluted net income (loss) per share	$0.14	$0.60	$7.38	$—	$8.11
Amortization of acquired technology	0.14	0.14	0.14	—	0.43
Amortization of other acquired intangible assets	0.43	0.43	0.43	—	1.28
Professional fees for business combinations	0.01	—	—	—	0.01
Share-based compensation expense	1.49	1.50	1.48	—	4.46
Net (gain) loss on debt securities and other investments	—	0.01	0.02	—	0.03
Income tax effects and adjustments [A]	(0.55)	(0.48)	(0.53)	—	(1.56)
Non-GAAP diluted net income (loss) per share	$1.66	$2.20	$8.92	$—	$12.76

Shares used in GAAP diluted per share calculation	284	282	283	—	283

Shares used in non-GAAP diluted per share calculation	284	282	283	—	283
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and period specific GAAP items related to share-based compensation tax effects.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$195	$56	$2,395	$(75)	$2,571
Amortization of acquired technology	15	42	42	41	140
Amortization of other acquired intangible assets	53	121	121	121	416
Professional fees for business combinations	12	57	—	—	69
Share-based compensation expense	280	336	346	346	1,308
Non-GAAP operating income (loss)	$555	$612	$2,904	$433	$4,504

GAAP net income (loss)	$228	$100	$1,794	$(56)	$2,066
Amortization of acquired technology	15	42	42	41	140
Amortization of other acquired intangible assets	53	121	121	121	416
Professional fees for business combinations	12	57	—	—	69
Share-based compensation expense	280	336	346	346	1,308
Net (gain) loss on debt securities and other investments [A]	(42)	—	(7)	—	(49)
Income tax effects and adjustments [B]	(123)	(210)	(111)	(141)	(585)
Non-GAAP net income (loss)	$423	$446	$2,185	$311	$3,365

GAAP diluted net income (loss) per share	$0.82	$0.35	$6.28	$(0.20)	$7.28
Amortization of acquired technology	0.06	0.14	0.15	0.15	0.49
Amortization of other acquired intangible assets	0.19	0.42	0.42	0.43	1.46
Professional fees for business combinations	0.04	0.20	—	—	0.24
Share-based compensation expense	1.01	1.17	1.21	1.22	4.61
Net (gain) loss on debt securities and other investments [A]	(0.15)	—	(0.02)	—	(0.17)
Income tax effects and adjustments [B]	(0.44)	(0.73)	(0.39)	(0.50)	(2.06)
Non-GAAP diluted net income (loss) per share	$1.53	$1.55	$7.65	$1.10	$11.85

Shares used in GAAP diluted per share calculation	277	287	286	282	284

Shares used in non-GAAP diluted per share calculation	277	287	286	284	284
[A]    During the three months ended October 31, 2021, we recognized $39 million of net gains on other long-term investments.
[B]    As discussed in "About Non-GAAP Financial Measures - Income Tax Effects and Adjustments" following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30, 2023	July 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$3,745	$2,796
Investments	523	485
Accounts receivable, net	717	446
Notes receivable	700	509
Income taxes receivable	2	93
Prepaid expenses and other current assets	574	287
Current assets before funds receivable and amounts held for customers	6,261	4,616
Funds receivable and amounts held for customers	388	431
Total current assets	6,649	5,047

Long-term investments	102	98
Property and equipment, net	938	888
Operating lease right-of-use assets	485	549
Goodwill	13,778	13,736
Acquired intangible assets, net	6,580	7,061
Long-term deferred income tax assets	13	11
Other assets	376	344
Total assets	$28,921	$27,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$501	$499
Accounts payable	921	737
Accrued compensation and related liabilities	625	576
Deferred revenue	829	808
Income taxes payable	653	8
Other current liabilities	498	571
Current liabilities before funds payable and amounts due to customers	4,027	3,199
Funds payable and amounts due to customers	388	431
Total current liabilities	4,415	3,630

Long-term debt	6,109	6,415
Long-term deferred income tax liabilities	190	619
Operating lease liabilities	499	542
Other long-term obligations	116	87
Total liabilities	11,329	11,293

Stockholders’ equity	17,592	16,441
Total liabilities and stockholders’ equity	$28,921	$27,734

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30, 2023	April 30, 2022
Cash flows from operating activities:
Net income	$2,295	$2,122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	127	142
Amortization of acquired intangible assets	484	396
Non-cash operating lease cost	68	62
Share-based compensation expense	1,264	962
Deferred income taxes	(389)	106
Other	48	(21)
Total adjustments	1,602	1,647
Changes in operating assets and liabilities:
Accounts receivable	(269)	(323)
Income taxes receivable	91	117
Prepaid expenses and other assets	(286)	(88)
Accounts payable	212	86
Accrued compensation and related liabilities	45	(392)
Deferred revenue	18	(2)
Income taxes payable	646	195
Operating lease liabilities	(59)	(62)
Other liabilities	(91)	250
Total changes in operating assets and liabilities	307	(219)
Net cash provided by operating activities	4,204	3,550
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(566)	(583)
Sales of corporate and customer fund investments	196	1,448
Maturities of corporate and customer fund investments	335	177
Purchases of property and equipment	(220)	(168)
Acquisitions of businesses, net of cash acquired	(33)	(5,682)
Originations and purchases of loans	(1,600)	(613)
Principal repayments of loans	1,365	320
Other	(26)	(9)
Net cash used in investing activities	(549)	(5,110)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	4,700
Repayment of debt	(509)	—
Proceeds from borrowings under secured revolving credit facilities	212	122
Repayments on borrowings under secured revolving credit facilities	(22)	—
Proceeds from issuance of stock under employee stock plans	150	116
Payments for employee taxes withheld upon vesting of restricted stock units	(376)	(465)
Cash paid for purchases of treasury stock	(1,495)	(1,337)
Dividends and dividend rights paid	(667)	(580)
Net change in funds receivable and funds payable and amounts due to customers	(196)	82
Other	(1)	(9)
Net cash provided by (used in) financing activities	(2,904)	2,629

Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	2	(18)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	753	1,051
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	2,997	2,819
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$3,750	$3,870
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the condensed consolidated balance sheets to the total amounts reported on the condensed consolidated statements of cash flows
Cash and cash equivalents	$3,745	$3,531
Restricted cash and restricted cash equivalents included in funds receivable and amounts held for customers	5	339
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$3,750	$3,870

Supplemental schedule of non-cash investing activities:
Issuance of common stock in a business combination	$—	$6,316

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending July 31, 2023
Revenue	$2,623	$2,661	$—		$2,623	$2,661
Operating income (loss)	$(53)	$(33)	$618	[a]	$565	$585
Diluted net income (loss) per share	$(0.34)	$(0.29)	$1.77	[b]	$1.43	$1.48

Twelve Months Ending July 31, 2023
Revenue	$14,279	$14,317	$—		$14,279	$14,317
Operating income	$3,071	$3,091	$2,370	[c]	$5,441	$5,461
Diluted net income per share	$7.78	$7.83	$6.42	[d]	$14.20	$14.25
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $457 million; amortization of other acquired intangible assets of approximately $121 million; and amortization of acquired technology of approximately $40 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $1.7 billion; amortization of other acquired intangibles of approximately $483 million; amortization of acquired technology of approximately $162 million; and professional fees for business combinations of approximately $4 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated May 23, 2023 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2022 and fiscal 2023. This long-term non-GAAP tax rate could be subject to change for various reasons including significant acquisitions, changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of business and long-lived assets.